News Release Molina Healthcare Contacts: Ryan Kubota Laura Murray Investor Relations Public Relations 562-435-3666 562-506-9208 MOLINA HEALTHCARE REACHES AGREEMENT TO SELL PATHWAYS HEALTH AND COMMUNITY SUPPORT TO ATAR CAPITAL LONG BEACH, Calif. (October 22, 2018) – Molina Healthcare, Inc. (NYSE: MOH) today announced that it has completed the sale of Pathways Health and Community Support LLC, a provider of home and community-based human services, to Atar Capital, LLC, a global private investment firm. As part of Molina Healthcare’s renewed focus on its health plan business and continued execution of its margin recovery and sustainability plan, the Company identified Pathways as a non-core asset. Molina has sold the business for a nominal purchase price. Pathways provides national home and community-based human services. It offers a full spectrum of social service and behavioral health solutions to over 60,000 children, adults, and families in 17 states and the District of Columbia. About Molina Healthcare Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 4.1 million members as of June 30, 2018. For more information about Molina Healthcare, please visit our website at molinahealthcare.com. -END-